Exhibit 32.1

                   Certification Pursuant to 18 U.S.C.ss.1350

     In connection with the filing with the United States Securities and Exchange Commission of Emergent Group Inc.'s (the "Company") Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 (the "Report"), the undersigned, the Chief Executive Officer of the Company, hereby certifies that
(i) in my capacity as an officer of the Company, (ii) to my own actual knowledge, and (iii) solely for the purpose of compliance with 18 U.S.C.ss.1350, that:

     (1) the Report fully complies with the requirements of ss.13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     The above certification is given as of the date of the Report and is limited to the periods covered by the Report.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 13, 2005.



                                             By:/s/ Bruce J. Haber
                                             ---------------------
                                             Bruce J. Haber
                                             Chief Executive Officer